SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: February 1, 2006
FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio	0-12379	31-1042001
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

300 High Street
Hamilton, Ohio	45011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 867-5447
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	First Financial Bancorp.
Item 2.02 Results of Operations and Financial Condition.
On February 1, 2006, First Financial Bancorp. announced plans for margin improvement through a balance sheet restructure. The company has made the strategic decision to restructure a portion of its balance sheet. By selling up to $200 million in investment securities and paying down a like amount of Federal Home Loan Bank (FHLB) borrowings, First Financial expects to improve its net interest margin by up to 30 basis points. The anticipated sale of the investment securities will require recognition of an impairment loss of $6.5 million or $0.10 per share in the fourth quarter of 2005. Costs associated with prepayment of the Federal Home Loan Bank borrowings will be recognized when incurred in 2006. The balance sheet restructuring is expected to occur in the first half of 2006.
Attached as Exhibit 99.1 hereto is a copy of the press release announcing the balance sheet restructure and the company’s earnings release and conference call.
Item 9.01 Financial Statements and Exhibits
(c)	Exhibit:

99.1	Press Release

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

By:	/s/ J. Franklin Hall J. Franklin Hall
Senior Vice President and
Chief Financial Officer
Date: February 1, 2006

Form 8-K	First Financial Bancorp.
Exhibit Index

Exhibit No.	Description

99.1	First Financial Bancorp. Press Release dated February 1, 2006.